Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Sam Cohen or Joseph Caminiti Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TECHNOLOGIES APPOINTS TWO NEW INDEPENDENT DIRECTORS TO THE COMPANY’S BOARD

RENO, Nev., June 3, 2022 (GLOBE NEWSWIRE) -- Ormat Technologies, Inc. (NYSE:ORA) (“Ormat,” the “Company,” “we” or “us”) today announced the election at its annual meeting of stockholders, held on June 2, 2022, of Michal Marom and Karin Corfee to the Company’s Board of Directors, effective immediately. Ms. Marom will also serve as the Chair of the Audit Committee and a member of the Compensation Committee. Ms. Marom and Ms. Corfee will replace the departing Board members Dan Falk and Albertus Bruggink, respectively. With these new additions, one third of Ormat’s Board of Directors will be represented by women.

Ms. Marom joins Ormat’s Board of Directors having served in numerous senior executive leadership roles. Ms. Marom currently serves on the Board of Directors and the audit and compensation committees of several publicly traded companies in the U.S. and Israel. From 2011 to 2015, Ms. Marom served as the Chief Financial Officer of Linkury Ltd., an Israeli high-tech company she co-founded. Ms. Marom is a Certified Public Accountant in Israel and acts as a consultant providing strategic advice on business models and financial transactions.

Ms. Corfee brings to Ormat’s Board of Directors over 30 years of experience in the energy industry. Ms. Corfee currently serves as Vice President, Professional & Advisory Services at Kevala LLC, a power grid analytics company, a position she has held since October 2021. Ms. Corfee is also the founder and CEO of KC Strategies LLC, a business consultancy firm specializing in climate and sustainability services, which she has held since the company’s founding in April 2021. Most recently, she served as Partner and Western Team Leader at Guidehouse from October 2019 to April 2021. Ms. Corfee served as Managing Director and Leader of Clean Energy Programs and Sustainability at Navigant Consulting, Inc. Prior to Navigant, Ms. Corfee was the Vice President and West Coast DSM Manager at KEMA Inc., a global energy consultancy company. Ms. Corfee was nominated to Ormat’s Board of Directors by ORIX Corporation pursuant to its board nomination right under its previously disclosed agreement with the Company.

Doron Blachar, CEO of Ormat, said, “we are very pleased to announce the addition of Michal and Karin to Ormat’s Board of Directors and we look forward to the contributions that both directors will bring to Ormat. Michal brings significant board experience through her time serving as a director for publicly traded corporations, and Karin’s deep energy industry knowledge and advisory experience, particularly in the field of sustainability, will help guide Ormat as it continues to pursue its growth goals and emerge as the dominant renewable energy player in the United States. We would also like to thank both Dan Falk and Albertus Bruggink for their time as directors and their dedication to the ongoing success of Ormat. We remain excited for the future of our Company under the direction of the new members of the Board of Directors.”

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200 MW of gross capacity. In addition, Ormat is expanding its activity into energy storage services, solar Photovoltaic (PV) and solar PV plus energy storage. Ormat’s current total generating portfolio is 1.1 GW with 1,025 MW of geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and an 83 MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties and other risks described under "Risk Factors" as described in Ormat’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2022, and in Ormat’s subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K that are filed from time to time with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.